CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-12517) pertaining to the Savings Plan of Blue Diamond Coal Company of our report dated May 17, 1996, with respect to the consolidated financial statements of Blue Diamond Coal Company and subsidiaries included in the Annual Report (Form 10-K) for the year ended March 31, 1996, and of our report dated May 14, 1996, with respect to the financial statements and schedules of the Blue Diamond Savings Plan included in the Annual Report (Form 11-K) for the year ended March 31, 1996.





                                             /S/ Coulter & Justus, P.C.

June 24, 1996